Exhibit 99.1
NEWS RELEASE
QUESTCOR BOARD APPROVES NEW STRATEGY AND BUSINESS MODEL
FOR H.P. ACTHAR GEL
UNION CITY, Calif.—August 27, 2007— Questcor Pharmaceuticals, Inc. (AMEX:QSC) announced today that its Board of Directors has approved a new strategy and business model for H.P. Acthar Gel(R), a natural form of adrenocorticotropic hormone (ACTH). This change may affect the usage of Acthar in the treatment of certain diseases, including multiple sclerosis (MS) and infantile spasms (IS), an extremely rare form of epilepsy. Specifically, Questcor will initiate a new pricing model, create an expanded safety net for patients using Acthar, and provide a group of Medical Science Liaisons to work with health care providers who are administering Acthar.
Don M. Bailey, Questcor’s Interim President commented, “the goal of Questcor’s new strategy is to make manufacturing and distribution of Acthar economically viable on a stand-alone basis, so that Questcor can continue to ensure the availability of Acthar for those patients who need it most and fund projects which can contribute to the growth of the company.”
Acthar is currently approved in the U.S. for the treatment of MS exacerbations and other conditions. No drug is approved in the U.S. for the treatment of IS, a potentially life-threatening disorder that typically begins in the first year of life. However, pursuant to guidelines published by the American Academy of Neurology and the Child Neurology Society, many child neurologists use Acthar to treat infants afflicted with this condition. In June 2006 Questcor submitted a Supplemental New Drug Application to the Food and Drug Administration (FDA) and is currently pursuing formal agency approval for Acthar in the treatment of IS. Previously, the FDA granted Orphan Designation to H.P. Acthar Gel for the treatment of IS. As a result of this Orphan Designation, if Questcor is successful in obtaining FDA approval for the IS indication, Questcor will also qualify for a seven year exclusivity period during which FDA is prohibited from approving any other ACTH formulation for IS unless the other formulation is demonstrated to be clinically superior to Acthar. Questcor anticipates incurring significant additional costs in its further pursuit of a formal FDA-approved indication for Acthar in the treatment of IS.
The implementation of this new strategy includes a change in the method of distribution for Acthar and a significant increase in treatment cost. In addition, Questcor has changed its support program for health care professionals and reinforced its safety net for patients using Acthar. Questcor previously announced that the change in distribution from multiple distributors to a single specialty distributor is complete. Acthar is now being distributed only through its specialty distributor, Curascript. This new distribution system provides seamless support for Acthar including providing necessary information to health care providers and families, assisting with reimbursement, and distributing product faster. As of the end of July, this transition had virtually eliminated all Acthar inventories held by wholesalers. The new pricing is effective Monday, August 27 and brings Acthar in line with the cost of treatments for other very rare diseases. Based on Questcor’s understanding of the usage of Acthar, the cost for a course of treatment could approach $80,000-$100,000.
Questcor acquired Acthar in 2001. Since then, to ensure that this drug remains available on a consistent basis for the patients who need it, Questcor has incurred significant costs to transfer and modernize Acthar’s complex manufacturing process to assure continued compliance with FDA standards. Questcor net losses were $10.1 million in 2006 and $5.5 million for the first six months of 2007.
Questcor’s new strategy is intended to create an economic model that will allow Questcor to support ongoing efforts to manufacture and distribute Acthar, to conduct any FDA-required studies, to continue development of QSC-001, and to develop or acquire other drugs or drug candidates for neurological disorders or for rare diseases.

Questcor continues to focus on the need to work with patients who are attempting to secure reimbursement from their insurance companies and has expanded its participation with the National Organization for Rare Disorders (NORD), an advocacy group for patients afflicted with rare disorders and a sponsor of patient assistance and co-pay assistance programs for patients who are otherwise unable to afford their treatments. The combination of the change to a specialty distributor, the availability of Medical Science Liaisons, the expanded participation with NORD, and existing government programs—Medicaid and the federally-funded State Children’s Health Insurance Program— is intended to provide a safety net to make Acthar available to all patients who need it.
New Risk Factor
Questcor’s implementation of this new pricing model creates risks and uncertainties for Questcor, including risks associated with the possibility of lower unit sales, the refusal of third-party payors to provide reimbursement for purchases of Acthar, and the financial impact of the return to Questcor or sale to third parties of previously sold product. Questcor could receive negative publicity as a result of its adoption of this new strategy, and responding to inquiries from the press or patient advocacy groups, or dealing with litigation against Questcor, could divert the attention of key employees from operating Questcor’s business. Other risks and uncertainties are discussed below under “About Questcor.”
About Infantile Spasms
Infantile spasms(IS) is a life threatening seizure disorder of early childhood also known as West Syndrome. The onset is predominantly in the first year of life, typically between three to six months. The typical pattern of IS is a sudden bending forward and stiffening of the body, arms, and legs; although there can also be arching of the torso. Spasms tend to begin soon after arousal from sleep. Individual spasms typically last for one to five seconds and occur in clusters, ranging from 2 to 100 spasms at a time. Infants may have dozens of clusters and several hundred spasms per day. Infantile spasms usually stop by age 5, but are often replaced by other seizure types. Infantile spasms are characterized by seizures, hypsarrhythmia (abnormal, chaotic brain wave patterns), and mental retardation. Other neurological disorders, such as cerebral palsy, may be seen in 30-50% of those with IS. The incidence of IS is estimated to be about 1 per 2,000 to 4,000 live births. It is the most frequent type of epileptic encephalopathy, the group of conditions in which epilepsy determines cognitive deterioration. No drug is currently approved in the United States for the treatment of IS. Patients diagnosed with this disorder are typically treated with a variety of agents, including Acthar.

About H.P. Acthar Gel
H.P. Acthar Gel(R) is a natural adrenocorticotropic hormone (ACTH) designed to provide a prolonged release after intramuscular or subcutaneous injection. Acthar is currently indicated for the treatment of a wide range of conditions with an inflammatory component, like acute exacerbations of multiple sclerosis, various types of arthritis and ulcerative colitis. For full prescribing information and safety information on Acthar, please visit http://www.acthar.com.
About Questcor
Questcor Pharmaceuticals, Inc ®(AMEX:QSC) is a specialty pharmaceutical company that develops and commercializes therapeutics for the treatment of neurological disorders. Questcor’s products include H.P. Acthar® Gel (repository corticotropin injection) and Doral® (quazepam), which is indicated for the treatment of insomnia, characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. For more information, please visit www.questcor.com.
Note: Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Such statements are subject to certain factors, which may cause Questcor’s results to differ from those reported herein. Factors that may cause such differences include, but are not limited to, Questcor’s ability to successfully implement a new strategy for Acthar, Questcor’s ability to identify and hire a permanent Chief Executive Officer, Questcor’s ability to accurately forecast the demand for its products, the gross margin achieved from the sale of its products, Questcor’s ability to enforce its product returns policy, the accuracy of the prescription data purchased from independent third parties by Questcor, the sell-through by Questcor’s distributors, the inventories carried by Questcor’s distributors, and the expenses and other cash needs for upcoming periods, Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all, Questcor’s potential future need for additional funding, Questcor’s ability to utilize its net operating loss carry forwards to reduce income taxes on the sale of its non-core products, research and development risks, uncertainties regarding Questcor’s intellectual property and the uncertainty of receiving required regulatory approvals in a timely way, or at all, other research, development, and regulatory risks, and the ability of Questcor to acquire products and, if acquired, to market them successfully and find marketing partners where appropriate, as well as the risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2006 and other documents filed with the Securities and Exchange Commission. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
CONTACT: Questcor Pharmaceuticals, Inc.
Don Bailey or Steve Cartt, 510-400-0700
IR@Questcor.com

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